UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2020

GLOBAL CLEAN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)). Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”, including statements regarding the Company’s business plan, including the converting an existing oil refinery into an advanced biorefinery. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this document include, without limitation, statements regarding the Company’s expectations as to the conversion of a diesel refinery into a renewable fuels refinery and the production of renewable fuels following the retooling of the refinery. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: risks and uncertainties associated with constructing a renewable fuels refinery, obtaining and retaining all necessary state, local and federal regulatory permits and approvals for constructing and operating the renewable fuels refinery, and hiring qualified contractors and employees. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Global Clean Energy Holdings, Inc. is not related to, or affiliated in any manner with ‘Global Clean Energy, Inc.’ Readers are cautioned to confirm the entity that they are evaluating or in which they are making an investment before completing any such investment.

INTRODUCTION

The business plan of Global Clean Energy Holdings, Inc. (“GCEH”) and subsidiaries (collectively, the “Company,” “we,” “us” or “our”) has been to develop ultra-low carbon, non-food based low cost feedstocks for the production of renewable fuels, and to vertically integrate these feedstocks into renewable fuel production facilities. One of GCEH’s wholly owned subsidiaries currently owns three issued patents on three varieties of Camelina sativa that are suitable of commercial production in low-input agricultural areas in the U.S. The patented varieties of Camelina provide high and stable yields of seeds that that produce a neat oil that can be used as a feedstock for the production of renewable fuel. Camelina oil has been approved by the U.S. Environmental Protection Agency as an advanced biofuels feedstock under national renewable fuel standards, and SusOils was issued the first-of-its-kind Low Carbon Fuel Standard (“LCFS”) feedstock pathway through California’s Air Resources Board for fuels produced from its patented Camelina varieties. As a result, only Sustainable Oils’s Camelina oil can currently be supplied into the California market and qualify for LCFS credits.

As more fully described in this Current Report, in order to effect its business plan of becoming a vertically integrated producer of advanced biofuels, on May 7, 2020 the Company acquired an existing crude oil refinery in Bakersfield, California (the “Acquisition”) that is being retooled to produce renewable diesel as a drop-in replacement for ultra-low sulfur diesel, and possibly also renewable jet fuel. Historically, the refinery has produced fuels from crude oil. Following the modification, no petroleum processing will occur onsite and instead the refinery will produce renewable diesel exclusively from renewable feedstocks. Importantly, the refinery already has in place a significant portion of the necessary equipment for the production of renewable diesel.

The engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of a renewable diesel production facility and related facilities is expected to take approximately 18 to 20 months. The completed biofuels refinery (the “Refinery”), when fully operational at its maximum capacity, is expected to be able to produce up to 150 million gallons per year of renewable biomass-based diesel from a wide variety of lower carbon feedstocks, including Camelina oil produced from our patented Camelia varieties, soybean oil, used cooking oil, inedible rendered animal fat, and other vegetable oils.

In order to finance the costs of the Acquisition and the development, construction, completion, ownership and operation of the Refinery, the Company has entered into two credit facilities in the aggregate amount of $365 million.

GCEH has a number of subsidiaries relevant to the transactions described in this Current Report and the ownership and operation of the Refinery. Each of the entities in the following table is a direct subsidiary of the entity immediately above it, with GCE Acquisitions being a wholly owned subsidiary of GCEH. Each subsidiary is wholly owned by the subsidiary directly above it in the table except for the minority economic interests owned in BKRF Mezz Borrower by the lenders providing $365 million credit facilities, as described in Item 1.01.

Name of subsidiary
GCE HOLDINGS ACQUISITIONS, LLC	GCE Acquisitions
BKRF HCP, LLC	BKRF Mezz Pledgor
BKRF HCB, LLC	BKRF Mezz Borrower
BKRF OCP, LLC	BKRF Senior Pledgor
BKRF OCB, LLC	BKRF Senior Borrower
BAKERSFIELD RENEWABLE FUELS, LLC	Bakersfield Renewable Fuels

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT.

In connection with the Acquisition, the financings and the conversion of the Refinery, the Company has entered into the following material agreements:

1. On May 7, 2020, we acquired the Refinery through the purchase of all of the outstanding equity interests of Bakersfield Renewable Fuels from Alon Paramount Holdings, Inc. (“Alon Paramount”) pursuant to a Share Purchase Agreement dated April 29, 2019. The purchase was effected through GCE’s indirect subsidiary BKRF Senior Borrower.

2. GCEH granted a call option to Alon Paramount to purchase up to a 33 1/3% interest in GCE Acquisitions pursuant to a Call Option Agreement dated May 7, 2020 among GCEH, GCE Acquisitions and Alon Paramount.

3. We obtained a $300 million credit facility from a group of lenders (the “Senior Lenders”), for whom Orion Energy Partners TP Agent, LLC acts as administrative agent, pursuant to a Credit Agreement dated May 4, 2020 among BKRF Senior Pledgor (as pledgor), BKRF Senior Borrower and the Senior Lenders. The credit facility was provided to BKRF Senior Borrower (as borrower) in order to fund the Acquisition and to retool and repurpose the Refinery.

4. We obtained a $65 million credit facility from a group of lenders for whom Orion Energy Partners TP Agent, LLC acts as administrative agent (the “Mezzanine Lenders”). The $65 million credit facility was provided for the retooling of the Refinery pursuant to a Credit Agreement dated May 4, 2020 among BKRF Mezz Pledgor (as pledgor), BKRF Mezz Borrower (as borrower) and the Mezzanine Lenders.

5. GCE Acquisitions, BKRF Mezz Borrower, the Senior Lenders and the Mezzanine Lenders entered into an Amended and Restated Limited Liability Company Agreement for BKRF Mezz Borrower dated May 4, 2020 (the “BKRF Mezz Borrower LLC Agreement”). As more fully described below, that agreement provides the Senior Lenders and the Mezzanine Lenders with rights to participate in certain future cash distributions made by BKRF Mezz Borrower.

6. BKRF Senior Borrower engaged ARB, Inc. (“ARB”), a subsidiary of Primoris Services Corporation, to provide services for the engineering, procurement, construction, commissioning, start-up and testing of the Refinery pursuant to an Engineering, Procurement and Construction Agreement dated April 30, 2020 between GCE Acquisitions and ARB.

7. BKRF Senior Borrower is a party to a product offtake agreement with a major multinational oil and gas company under which, subject to the various conditions specified in that agreement, the offtake partner has committed to purchase renewable diesel fuel produced at the Refinery.

Share Purchase Agreement and Call Option Agreement

Pursuant to that certain Share Purchase Agreement dated April 29, 2019, as amended September 27, 2019, October 4, 2019, October 11, 2019, October 28, 2019, March 23, 2020 and May 4, 2020, between Alon Paramount and GCE Acquisitions, Alon Paramount agreed to sell all of the shares of capital stock of Alon Bakersfield Property, Inc. to GCE Acquisitions for $40,000,000. Alon Bakersfield Property, Inc. owns an existing refinery. Prior to the closing of the purchase and sale, Alon Bakersfield Property, Inc. converted its organizational form as a Delaware corporation to a Delaware limited liability company and changed its name to “Bakersfield Renewable Fuels, LLC.” On May 4, 2020, GCE Acquisitions assigned its rights under the Share Purchase Agreement to BKRF Senior Borrower. On May 7, 2020 BKRF Senior Borrower purchased (the “Acquisition”) all of the outstanding equity interests of Bakersfield Renewable Fuels, LLC for $40,000,000. As a result, BKRF Senior Borrower now owns Bakersfield Renewable Fuels which owns the refinery. In connection with the Acquisition, BKRF Senior Borrower agreed to undertake certain cleanup activities at the refinery.

Concurrently with the closing of the Acquisition, GCEH and GCE Acquisitions entered into a Call Option Agreement with Alon Paramount pursuant to which GCEH granted to Alon Paramount an option to purchase from GCEH up to 33 1/3% of the membership interests of GCE Acquisitions. The option will expire on the 90th day following the date that GCE Acquisitions certifies in writing to Alon Paramount that the refinery has been recommissioned and has commercially operated for 90 continuous days at certain target production rates. Under the Call Option Agreement, GCEH has agreed that without Alon Paramount’s prior written consent, prior to the expiration of the option, it will not permit any lien on the membership interests subject to the option, and GCE Acquisitions has agreed that without Alon Paramount’s written consent, prior to the expiration of the option, it will not, and it will not permit any of the above listed subsidiaries, to issue or transfer any equity securities other than those contemplated by the Credit Agreements entered into with the Senior Lenders and the Mezzanine Lenders, or modify or amend the certain material terms of such Credit Agreements.

Senior Credit Agreement

BKRF Senior Borrower and its direct parent, BKRF Senior Pledgor, entered into that certain Credit Agreement dated May 4, 2020 with the Senior Lenders pursuant to which the Senior Lenders agreed to provide a $300 million senior secured term loan facility that may be used by BKRF Senior Pledgor to acquire the equity interests of Bakersfield Renewable Fuels and to pay the costs of the retooling of the Refinery. Orion Energy Partners TP Agent, LLC is the administrative agent under the Credit Agreement.

On May 7, 2020, BKRF Senior Borrower borrowed $68,800,000 million under the credit facility to pay the purchase price for the Acquisition, to pay various acquisition related expenses, and to fund initial construction obligations.

The senior loan bears interest at the rate of 12.5% per annum, payable quarterly, provided that the borrower may defer 2.5% per annum of the interest for the first six quarters and 1.67% per annum of the interest for the 7th quarter, such deferred interest being added to principal. In addition, as additional consideration for the senior loans, the Senior Lenders have been issued Class B Units in BKRF Mezz Borrower (see “BKRF Mezz Borrower LLC Agreement,” below).

The principal of the senior loans is due at maturity, provided that the borrower must offer to prepay the senior loans with any proceeds of such asset dispositions, borrowings other than permitted borrowings, proceeds from losses, and excess net cash flow. The borrower may also prepay the senior loan in whole or in part with the payment of a prepayment premium.

The senior loans are secured by all of the assets of BKRF Senior Borrower (including its membership interests in Bakersfield Renewable Fuels) BKRF Senior Pledgor’s membership interest in BKRF Senior Borrower, and all of the assets of Bakersfield Renewable Fuels (BKRF Senior Pledgor, BKRF Senior Borrower and Bakersfield Renewable Fuels, collectively, “loan parties”).

The senior loans mature on November 4, 2026. The Senior Lenders have a right to accelerate the maturity date of the senior loans upon the occurrence of an event of default. Events of default include, in addition to customary events of default, the change of control of a loan party, the breach of any material Refinery-related agreement, the bankruptcy of any party to a material Refinery-related agreement, the failure to substantially complete the retooling of the Refinery by March 31, 2022, and the failure to meet certain project milestones by dates specified dates in the Credit Agreement.

Under the Credit Agreement, the loan parties have made a number of affirmative and negative covenants. These include, among others, limitations and restrictions on incurring other indebtedness, encumbering their assets, making distributions and other payments to affiliates, entering into transactions with their affiliates, and modifying material project agreements, in each case without the Senior Lenders’ prior consent. Notwithstanding the foregoing, the loan parties may obtain a working capital credit facility or facilities of up to $25 million without the consent of the Senior Lenders.

Mezzanine Credit Facility

BKRF Mezz Borrower and its direct parent, BKRF Mezz Pledgor, entered into that certain Credit Agreement dated May 4, 2020 with the Mezzanine Lenders pursuant to which the Mezzanine Lenders have agreed to provide a $65 million secured term loan facility to be used to pay the costs of repurposing and starting up the Refinery. Orion Energy Partners TP Agent, LLC is the administrative agent under the Credit Agreement. BKRF Mezz Borrower has not drawn down on the credit facility as of the date of this Current Report.

The mezzanine loans bear interest at the rate of 15.0% per annum on amounts borrowed, payable quarterly, provided that the borrower may defer interest to the extent it does not have sufficient cash to pay the interest, such deferred interest being added to principal. In addition, as additional consideration for the mezzanine loans, the Mezzanine Lenders will be issued Class C Units in BKRF Mezz Pledgor (see “BKRF Mezz Borrower LLC Agreement,” below).

Principal of the mezzanine loans is due at maturity provided that the borrower must offer to prepay the loan with any excess net cash flow. The borrower may also prepay the loan in whole or in part with the payment of a prepayment premium.

The mezzanine loans are secured by all of the assets of BKRF Mezz Borrower and BKRF Mezz Pledgor, including BKRF Mezz Pledgor’s membership interest in BKRF Mezz Borrower.

The mezzanine loans mature in November 2027. The Mezzanine Lenders have a right to accelerate the maturity date of the mezzanine loans upon the occurrence of an event of default. Events of default include, in addition to customary events of default, the change of control of a loan party and any default under the Credit Agreement with the Senior Lenders.

The loan parties are subject to certain affirmative and negative covenants with the lenders. These include, among others, limitations and restrictions on the loan parties and their subsidiaries incurring other indebtedness, encumbering their assets, making distributions and other payments to affiliates, entering into transactions with their affiliates, and modifying material project agreements, in each case without the Mezzanine Lenders’ prior consent.

BKRF Mezz Borrower LLC Agreement

GCEH Acquisitions and BKRF Mezz Borrower entered into the BKRF Mezz Borrower LLC Agreement on May 4, 2020. There are three classes of membership interests (Units) under the LLC Agreement: (i) Class A Units, all of which are held by GCE Acquisitions; (ii) Class B Units, all of which are reserved for the issuance to the Senior Lenders, and (iii) Class C Units, all of which are reserved for the issuance to the Mezzanine Lenders.

On May 7, 2020, concurrently with the initial funding by the Senior Lenders under the Credit Agreement, BKRF Mezz Borrower issued Class B Units to the Senior Lenders. At such time as the Mezzanine Lender advances funds under the Mezzanine Lender Credit Agreement, BKRF Mezz Borrower will issue Class C Units to the Mezzanine Lenders.

Under the BKRF Mezz Borrower LLC Agreement, the Senior Lenders, as holders of the Class B Units, are entitled to receive, until the Termination Date, quarterly distributions of 25% of the free cash flow until the Senior Lenders have received (collectively, from these cash distributions plus principal and interest on the senior loans) an amount equal to a 2X multiple of invested capital (“MOIC”), or two times the amount of the senior loans, for a total of up to $600 million, and, if the Termination Date has not occurred, thereafter quarterly distributions of 5% of the free cash flow until the Termination Date. The “Termination Date” is the later to occur of (i) five years from the commercial operations date of the Refinery and (ii) the date the Senior Lenders have received two times the loan amount under the credit facility.

Under the BKRF Mezz Borrower LLC Agreement, the Mezzanine Lenders, as holders of the Class C Units, are entitled to receive out of the distributions by BKRF Mezz Borrower not paid to the Class B Members, the following:

●	First, 80.0% of such distributions until the Mezzanine Lenders have received cumulative payments (distributions and principal and interests on the mezzanine loans) equal to 2.0x MOIC;

●	Second, 65.0% of such distributions until the Mezzanine Lenders have received cumulative payments equal to 3.0x MOIC;

●	Third, 50.0% of such distributions until the Mezzanine Lenders have received cumulative payments equal to 4.0x MOIC;

●	Fourth, 30.0% of such distributions until the Mezzanine Lenders have received cumulative payments equal to 99.00x MOIC.

The board of managers of BKRF Mezz Borrower is elected only by the Class A Member. The holders of the Class B Units and the Class C Units have no voting rights in the election of such managers.

Although the holders of the Class B Units and the Class C Units do not participate in the management of BKRD Mezz Borrower, certain actions required the prior consent of the holders of a majority in interest in both the Class B Units and Class C Units. These approval rights include any affiliate transaction on non-arm’s length terms, the issuance of certain equity securities by BKRF Mezz Borrower or its subsidiaries, any significant tax decision, any reorganization or other transaction or amendment to the LLC Agreement that would adversely affect the rights of the Senior Lenders or Mezzanine Lenders with respect to their respective Units; or any public offering of equity interests of BKRF Mezz Borrower or any of its subsidiaries. Other than these approval rights, the holders of the Class B Units and the Class C Units have no voting rights under the LLC Agreement.

Engineering, Procurement and Construction Agreement

GCE Acquisitions entered into that certain Engineering, Procurement and Construction Agreement dated April 30, 2020 with ARB pursuant to which ARB has agreed to provide services for the engineering, procurement, construction, start-up and testing of the Refinery. The agreement, which has been assigned by GCE Acquisitions to BKRF Senior Borrower, provides for ARB to be paid on a cost plus fee basis subject to a guaranteed maximum price of $201.4 million, subject to increase for approved change orders. The agreement also requires ARB to substantially complete the Refinery within 600 days following notice to proceed from BKRF Senior Borrower, and to fully complete the retooling and start-up of the Refinery within six months thereafter, subject in each case to force majeure, certain change orders and certain other limitations.

Other Agreements

In connection with the anticipation of both the work that will be required to retool the Refinery, and the future operations of the Refinery after the completion of its retooling, the Company has also entered into a number of other agreements, including the following:

1. A license to a third party’s proprietary processes, catalysts and designs to produce renewable diesel from organically derived feedstocks, and engineering services related to the licensed proprietary rights. The Company also has issued purchase orders for the necessary catalysts.

2. Construction contracts of underground pipeline installation and for the extension of the railroad track located on the Refinery’s site.

3. A License Agreement with GCEH’s wholly owned subsidiary, Sustainable Oils, Inc., to utilize its intellectual property and registered plant patents to grow patented varieties of camelina for the purpose of producing camelina oil as a feedstock for use at the Refinery. Under the license, Sustainable Oils also agreed to manage the deployment of the purpose grown camelina at farms throughout the U.S., to add incremental feedstock to the market and reduce both the cost of non-food based plant oil and reduce the carbon intensity of the finished fuel to increase the product value.

4. A Product Offtake Agreement (the “Offtake Agreement”) with a multinational oil major (the “Offtake Partner”). Under the Offtake Agreement, subject to the various conditions specified in that agreement, the Offtake Partner has committed to purchase and distribute at least 6,800 barrels of renewable diesel per day starting in early 2022. The initial term of the Offtake Agreement is for a five-year period that starts on the date that commercial production commences at the Refinery.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the information under the heading “Share Purchase Agreement and Call Option Agreement” under Item 1.01, which information is incorporated herein by this reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to the information under the headings “Senior Credit Facility,” “Mezzanine Credit Facility” and “BKRF Mezz Borrower LLC Agreement” under Item 1.01, which information is incorporated herein by this reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press release issued on May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

Date: May 8, 2020	By:	/s/ RICHARD PALMER
Richard Palmer, President and Chief Executive Officer